UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2013

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Additional information about the Merger (as hereinafter defined) is included in the last sentence of the third paragraph of the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

Item 8.01         Other Events.

On April 8, 2013, Ecolab Inc. issued a news release announcing that it has entered into a consent agreement with the United States Department of Justice (the “DOJ”) in connection with the DOJ’s Hart-Scott-Rodino regulatory review with respect to Ecolab’s previously announced agreement to acquire Champion Technologies by means of a merger with Champion’s parent company, Permian Mud Service (the “Merger”). Under the consent agreement, Ecolab is required to divest to a suitable third party Champion patented technology related to a single product used in the Deepwater Gulf of Mexico, license certain other Champion deepwater chemistry to the third party for use in the Deepwater Gulf of Mexico, provide an option to the third party to purchase a Champion chemical blending facility, manufacture relevant products to the third party for a limited period and enable the third party to recruit certain Champion employees needed to support the business. The agreement impacts less than 3% of Champion’s business.

In light of the consent agreement, Ecolab expects the closing of the acquisition of Champion to occur by April 15. While we are confident that we will successfully conclude the transaction, it remains possible that the transaction will not be completed on the timing discussed or at all.

A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This communication and the news release attached to this Current Report as Exhibit 99.1 contain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected timing of completion of the Merger. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in these communications. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Merger may not be obtained, or that required regulatory approvals may delay the Merger or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the Merger, (ii) the risk that the conditions to the closing of the Merger may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or acquired companies prior to the closing of the Merger and may delay the Merger or cause the company to abandon the Merger.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, Champion and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the company’s subsequent reports filed with the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, changes in expectations or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	News release dated April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 8, 2013

ECOLAB INC.

By:	/s/ MICHAEL C. MCCORMICK
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated April 8, 2013.